                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ACORN PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


                   DELAWARE                               22-3265462
 (State or other jurisdiction of incorporation         (I.R.S. Employer
               or organization)                       Identification No.)


                                500 DUBLIN AVENUE
                            COLUMBUS, OHIO 43216-1930
                                 (614) 222-4400

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



        Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
                                ----------------
                                (Title of class)


            If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

            If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]



            Securities to be registered pursuant to Section 12(g) of the Act:

        Title of each class                        Name of each exchange
        to be so registered              on which each class is to be registered
        -------------------              ---------------------------------------
       COMMON STOCK, PAR VALUE                     NASDAQ NATIONAL MARKET
          $0.001 PER SHARE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The description of the registrant's Common Stock, par value $0.001, required by this Item is contained in the registrant's registration statement on Form S-1 (Registration No. 333-25325) under the Securities Act of 1933, filed with the Securities and Exchange Commission on April 17, 1997, as amended (the "Registration Statement"). Such description, which appears in the prospectus contained in the Registration Statement under the caption "Description of Capital Stock--Common Stock", is incorporated herein by reference.

ITEM 2.  EXHIBITS.

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 ------                          ----------------------

  1*                     Registrants Amendment No. 1 to the Registration Statement.

  2*                     Amended and Restated Certificate of Incorporation of Acorn Products, Inc. as filed with the Delaware Secretary of State on April 15, 1997

  3*                     Amended and Restated Bylaws of Acorn Products, Inc., as adopted on April 3, 1997

  4*                     Form of Stock Certificate of the Common Stock of Acorn Products, Inc.




-------------------------
   *  Copies filed with the Nasdaq National Market only.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                           ACORN PRODUCTS, INC.




Date:       June 17, 1997.            By:   /s/ Gavril Mihaly
                                           -------------------------------------
                                           Gavril Mihaly
                                           President and Chief Executive Officer






                                       3